DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into as of this 28th day August of 2012 (the "Execution Date") between International Silver, Inc. (the "Company", a company incorporated in the State of Arizona and the Company's Chief Executive Officer, Harold R. Shipes (herein referred to as "HRS").

WITNESSETH:

A. Whereas, the Company owes HRS $54,290 ("Outstanding Debt Amount") reflecting unpaid payroll obligations by the Company to HRS.

B. Whereas, the Company has offered to pay the Outstanding Debt Amount due through a share conversion of its common shares at the conversion rate of $0.20 per share along with an equal amount of warrants to the share conversion amount and HRS chooses to accept this offer.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.
The above whereas clauses as reflected in A-B are incorporated herein as terms of the Agreement.

2. Issuance of Shares and Warrants in Lieu of Company's Debt Owed to HRS

a. The Company will issue to HRS with 10 days of this Agreement: (a) 271,452 shares of its common stock ("Share Payment"); and (b) 271,452 warrants ("Warrant Payment") in lieu of the Outstanding Debt Amount. The warrants are exercisable at a conversion price of $0.40 per share and the Warrant Exercise Period is three years from the date of the Warrant issuances.

b. The Share Payment and the Warrant Payment will be in lieu of the Outstanding Debt Amount due to HRS and shall be considered full payment for the Outstanding Debt Amount, as will be reflected accordingly in the Company's financial statements.

c. The Company's Board of Directors has or expeditiously will approve the transaction described above.

3. Miscellaneous

3.1 Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement or by PDF format via email communication. In the event any signature is delivered by facsimile transmission or PDF format, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

3.2 Headings

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

3.3 Severability

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

3.4 Entire Agreement; Amendments

This Agreement and the instruments referenced herein contain the entire understanding of HRS and the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor HRS makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in

writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and HRS.

3.5. Authority

The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of the Company. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

On Behalf of International Silver, Inc.

____

John C. McKinney, Executive Vice President and Chief Financial Officer

Executed on August 28, 2012

On Behalf of HRS individually

____

Harold R. Shipes

Executed on August 28, 2012